Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (No. 333-116633 and 333-118433) on Form S-8 of Digital Recorders, Inc. and subsidiaries of our report dated March 31, 2004, relating to our audit of the consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2003 and the financial statement schedule, which appear in this Annual Report on Form 10-K of Digital Recorders, Inc. and subsidiaries for the year ended December 31, 2005.
McGladrey & Pullen, LLP
Raleigh, North Carolina
April 14, 2006

1